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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): SEPTEMBER 28, 2004


                       NORTH COUNTRY FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)


        MICHIGAN                      0-20167                  38-2062816

(State or other jurisdiction        (Commission              (IRS Employer
      of incorporation)             File Number)           Identification No.)


     130 SOUTH CEDAR STREET, MANISTIQUE, MICHIGAN                49854

      (Address of principal executive offices)                 (Zip Code)

       Registrant's telephone number, including area code: (800) 200-7032


                                       N/A
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On September 28, 2004, North Country Financial Corporation ("North Country") and NCFC Recapitalization, LLC ("NCFC Recapitalization") (collectively, the "Parties") executed the First Amendment (the "Amendment") to the Stock Purchase Agreement executed by and between the Parties on August 10, 2004 (the "Stock Purchase Agreement"). The material provisions of the Amendment are summarized below. Such summary is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.1. Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Stock Purchase Agreement or the Amendment, as the case may be.

         The material provisions of the Amendment are as follows:

         o The Amendment requires North Country to seek shareholder approval to effect a one for twenty (1 for 20) reverse split of its outstanding common shares (the "Reverse Stock Split"), and to effect the Reverse Stock Split in conjunction with the Closing under the Stock Purchase Agreement. Any fractional share resulting from the Reverse Stock Split will be rounded up to a whole common share so that no reduction in the number of North Country shareholders will occur as a result of the Reverse Stock Split.

         o The Amendment changes the method by which the NCFC board of directors will be reconstituted in conjunction with the proposed recapitalization of NCFC so that at the Closing a majority of the board will be persons designated by NCFC Recapitalization ("New Directors"). Rather than have the New Directors elected by the NCFC shareholders, such reconstitution of the North Country board of directors will be accomplished through the resignation of substantially all the existing directors, with the directors who remain appointing the New Directors to fill the vacancies created by such resignations.

         o The Amendment revises the definition of "Pre-Closing Equity Adjustments" to provide for an additional reduction from stockholders' equity in the amount of $100,000 for purposes of computing "Pre-Closing Equity Adjustments" in calculating the number of additional North Country common shares to be issued at the Closing of the recapitalization under the Stock Purchase Agreement.

         o The Amendment requires North Country, as a condition to Closing, to take all actions necessary to proportionately reduce the number of common shares subject to outstanding North Country stock options and to proportionately increase the per share exercise price of these stock options as a result of the Reverse Stock Split.

         On August 13, 2004, North Country filed a Current Report on Form 8-K disclosing the execution of the Stock Purchase Agreement. North Country also filed, on September 30, 2004, its preliminary proxy statement with the Securities and Exchange Commission ("SEC") in connection with the solicitation of shareholder approvals required in connection with the transactions contemplated by the Stock Purchase Agreement, as amended.


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ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS

            Exhibit     Description
            -------     -------------------------------------------------------
            10.1        First Amendment to Stock Purchase Agreement by and
                        between North Country and NCFC Recapitalization, LLC,
                        dated September 28, 2004

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

                                      NORTH COUNTRY FINANCIAL CORPORATION


Date:  October 1, 2004
                                             By:   /s/ Ernie R. Krueger
                                                   -----------------------------
                                                   Ernie R. Krueger
                                                   Vice President and Controller




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                                  EXHIBIT INDEX

EXHIBIT NO.                EXHIBIT DESCRIPTION

10.1            First Amendment to Stock Purchase Agreement by and between North Country and NCFC Recapitalization, LLC, dated September 28, 2004